Exhibit 10.5

[Date]

Private & Confidential

[Name]

[Address]

[Address]

Re:	Short-Term Incentive Award

Dear [Name]:

I am pleased to advise you that American International Group, Inc. (“AIG”) has granted you a cash incentive award of $— for the — Performance Year under the AIG 2013 Short-Term Incentive Plan. Because you are in grade level 27 and above, one half of your cash incentive award ($—), less any applicable tax withholdings, was paid on [Award Date]. The remaining half ($—) is fully vested and will be paid, less any applicable tax withholdings, on [March 1 of the year following the Award Date].

Notwithstanding anything to the contrary contained herein, in consideration of the grant of this award, you agree that this award and any payments hereunder will be subject to forfeiture and/or repayment to the extent provided for in the AIG Clawback Policy, as in effect from time to time, if it is determined in accordance with the policy that a Covered Event (as defined in such policy) has occurred.

Sincerely,

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